TRANSACTIONS SUBJECT TO RULE 10f-
3 PROCEDURES


Portfolio:	 JPM Small Company - 161540
		Security Description:
Cosine Communications Inc.

Issuer:  Cosine Communications Inc.
		Offering Type:  U.S.
Registered

    US Registered, Eligible Muni, Eligible
Foreign, Eligible 144A




REQUIRED
INFORMAT
ION



ANS
WE
R


APPLIC
ABLE
RESTRI
CTION

In
Comp
liance
    Yes
No



1
 .


2
 .


3
 .


4
 .


5
 .


6
 .


7
 .



8
 .


9
 .

1
0
 .




1
1
 .



1
2
 .


Offering Date

Trade Date

Unit Price of
Offering

Price Paid per
Share

Years of
Issuer    s
Operations

Underwriting
Type

Underwriting
Spread


Total Price
paid by
Portfolio

Total Size of
Offering

Total Price
Paid by
Portfolio plus
Total Price
Paid for same
securities
purchased by
the same
investment
adviser for
other
investment
companies

Underwriter    s
     from whom
the Portfolio
purchased
    attach a
prospectus or
offering
circular for a
list of all
syndicate
members

If the affiliate
was lead or
co-lead
manager, was
the instruction
listed below
given to the
broker    s
named in
#11? ****


9    25
00

9    25
00

$23.0
0

$23.0
0

3+

Firm

$1.61


$20,7
00

$230,
000,0
00

$1,59
3,900




Gold
man
Sach
s &
Co.


YES

None

Must be
the same
as #1

None

Must not
exceed #3

Must be at
least three
years *

Must be
firm

Investmen
t Adviser
determinat
ion to be
made

None

None

#10
divided by
#9 must
not
exceed
25% **




Must not
include
Investmen
t Adviser
affiliates
***



Must be
    Yes     or
    N    A

N    A

YES

N    A

YES

YES

YES

YES


N    A

N    A


YES





YES



N    A

The Investment Adviser has no
 reasonable cause to
believe that the underwriting
commission, spread or
profit is NOT reasonable and
fair compared to
underwritings of similar
securities during a
comparable period of time.
  In determining which
securities are comparable,
the Investment Adviser has
considered the factors set forth
 in the Portfolio    s 10f-3
procedures.

*	Not applicable to munis.
In the case of
munis,     i
the issue must have one
investment grade rating or
    ii     if the issuer
or the revenue source has
 been in operation
for less than three years,
 the issue must
have one of the three highest
 ratings.
Circle     i     or
     ii    , whichever is met.

**	If an eligible Rule 144A
offering, must not
exceed 25% of the total
amount of same
class sold to QIBs in the
Rule 144A
offering PLUS the amount
 of the offering
of the same class in any
 concurrent public
offering

***	For munis purchased
from syndicate
manager, check box to confirm
 that the
purchase was not designated
as a group
sale.

****	No credit for the purchase
made for the
Portfolio can be credited to
the Investment
Adviser    s affiliate.